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      As filed with the Securities and Exchange Commission on February 18, 1999
                                                     Registration No. 333-58423

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FIRST INDEPENDENCE CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                     6035                          36-3899950
State or other     (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of     Classification Code Number)        Identification No.)
incorporation or
organization)


                                 Myrtle & Sixth
                           Independence, Kansas 67301
                                 (316) 331-1660
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Larry G. Spencer, President and Chief Executive Officer
                         First Independence Corporation
                                 Myrtle & Sixth
                           Independence, Kansas 67301
                                 (316) 331-1660
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:

                            Martin L. Meyrowitz, P.C.
                                Beth A. Freedman
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Avenue, NW
                            Washington, DC 20005-3934
                                 (202) 414-6100












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The post-effective amendment is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 39,681 shares of Common Stock, par value $.01 per share, of First Independence Corporation covered by Registration Statement No. 333-58423. The shares have not been issued as of the date hereof and are no longer being offered. The offering resulted in the sale of 150,896 shares of the Registrant's Common Stock at a final offering price of $9.42 per share.

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Independence, State of Kansas, on February 17, 1999.

                                           FIRST INDEPENDENCE CORPORATION

                                        By:  /s/ Larry G. Spencer
                                             Larry G. Spencer,  President and
                                             Chief  Executive Officer (Duly
                                             Authorized Representative)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Spencer his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Larry G. Spencer                              /s/ Gary L. Overfield
Larry G. Spencer                                  Gary L. Overfield

President, Chief Executive Officer                Senior Vice President and
and Director                                      Secretary

February 17, 1999                                 February 17, 1999


/s/ James B. Mitchel                              /s/ Donald E. Aitker
James B. Mitchel                                  Donald E. Aitker
Vice President and Chief Financial Officer        Director

 February 17, 1999                                February 17, 1999


/s/ John T. Updegraff                             /s/ William T. Newkirk, II
John T. Updegraff                                 William T. Newkirk, II
Vice Chairman of the Board                        Director

February 17, 1999                                 February  17, 1999


/s/ Joseph M. Smith                               /s/ Harold L. Swearinsen
Joseph M. Smith                                   Harold L. Swearinsen
Director                                          Director

February 17, 1999                                 February 17, 1999

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/s/ Lavern W. Strecker
Lavern W. Strecker
Director

February 17, 1999